UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2009

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operation and Financial Condition.

On September 22, 2009, Marriott International, Inc. (the “Company”) approved revised business plans for its Timeshare segment in response to the difficult business conditions that its timeshare, luxury fractional, and luxury residential real estate development businesses continue to experience. On September 23, 2009, the Company issued a press release describing those plans and discussing pre-tax impairment charges, which are predominantly non-cash, totaling approximately $760 million that the Company will record in the third quarter of 2009 as a result of those plans. The press release also mentions that the Company expects that systemwide revenue per available room (“REVPAR”) in North America for its third quarter will be higher than previously anticipated.

The Company has attached its September 23, 2009 press release as Exhibit 99 to this report and incorporates the press release in this report by reference.

ITEM 2.06	Material Impairments.

The Company also incorporates the information set forth in Item 2.02 above and in the attached press release by reference in this Item 2.06.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished with this report:

Exhibit 99	Press release dated September 23, 2009 announcing Timeshare segment charges and third quarter 2009 REVPAR expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: September 23, 2009	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release dated September 23, 2009 announcing Timeshare segment charges and third quarter 2009 REVPAR expectations.

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